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                                                                      EXHIBIT 11

                           WHOLESOME AND HEARTY FOODS, INC.
                         CALCULATIONS OF NET INCOME PER SHARE

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                                       Three Months Ended March 31,
                                       -----------------------------------------------------------------------
                                       1997                                   1996
                                       --------------------------------       --------------------------------
                                       Primary         Fully Diluted          Primary          Fully Diluted
                                       --------------------------------       --------------------------------
Weighted Average Shares
Outstanding for the Period              8,566,456           8,566,456           8,120,687           8,120,687

Dilutive Common Stock
Options Using the Treasury
Stock Method                                 -                   -                773,721             780,739

                                       --------------------------------       --------------------------------
Total Shares Used for Per
Share Calculations                      8,566,456           8,566,456           8,894,408           8,901,426
                                       --------------------------------       --------------------------------
                                       --------------------------------       --------------------------------

Net Income (Loss)                      $ (355,000)         $ (355,000)        $    58,000         $    58,000
                                       --------------------------------       --------------------------------
                                       --------------------------------       --------------------------------

Net Income (Loss) Per Share           $     (0.04)        $     (0.04)       $       0.01        $       0.01
                                       --------------------------------       --------------------------------
                                       --------------------------------       --------------------------------
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